Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Yearly Report of Moonshine Creations, Inc. (the “Company”) on Form 10-K for the year ending October 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Victoria Callanan, Chief Executive Officer and Chief Executive Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Yearly Report on Form 10-K for the year ending October 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-K for the year ending October 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Moonshine Creations, Inc.

Date: December 29, 2008

/s/ Victoria Callanan
Victoria Callanan Chief Executive Officer Chief Financial Officer